UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 30, 2014

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-11676	22-1463699
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[      ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                  [      ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[      ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                  [      ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 30, 2014, Bel Fuse Inc., a New Jersey corporation (“Bel” or the “Company”), entered into a senior Credit and Security Agreement (the “New Amended and Restated Secured Credit Agreement”) with KeyBank National Association (“KeyBank”), as administrative agent, swing line lender and issuing lender, and the other lenders identified therein, which amends and restates the initial Secured Credit Agreement with KeyBank (the “Initial New Secured Credit Agreement”) described in the Company’s Form 8-K filed with the SEC on June 24, 2014 (the “Prior 8-K”).

The purposes of entering into the New Amended and Restated Secured Credit Agreement were:

•           To add as parties, in addition to KeyBank, the additional Lenders named therein (the “Additional Lenders”).

•           To provide for reissuance of the promissory notes initially issued by Bel to KeyBank under the Initial New Secured Credit Agreement, to KeyBank and the Additional Lenders, in proportion to their respective commitments under the New Amended and Restated Secured Credit Agreement.

•           To revise or supplement certain of the representations and warranties, terms, conditions, covenants and events of default as were requested by the Additional Lenders and agreed to by Bel.

The remainder of the provisions of the Initial New Secured Credit Agreement remain substantially unchanged.

A copy of the New Amended and Restated Secured Credit Agreement is filed as an Exhibit to this Form 8-K, and is incorporated herein.

Item 2.03                       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1– New Amended and Restated Secured Credit Agreement, dated June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2014	BEL FUSE INC.
(Registrant)

By:	/s/ Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.1 - New Amended and Restated Secured Credit Agreement, dated June 30, 2014.